BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20170016492-42
Filing Date and Time
01/11/2017 2:30 PM
Entity Number
E0149592005-6

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Global Fashion Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One of the Articles of Incorporation is amended to change the name of the Corporation to "Eco Tek 360, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88%

4. Effective date and time of filing: (optional) Date: January 10, 2017 Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

RESOLUTION OF THE SHAREHOLDERS OF
GLOBAL FASHION TECHNOLOGIES, INC.

Resolution 2017-002 – Approval of Name Change to Eco Tek 360 Inc.

WHEREAS, the Board of Directors (hereinafter the "Board") of Global Fashion Technologies, Inc. (hereinafter the "Corporation") have determined that it is in the best interests of the Corporation to amend its articles of incorporation to change the Corporation's name from Global Fashion Technologies, Inc. to Eco Tek 360, Inc. in order to better reflect the Corporation's business moving forward; and

WHEREAS, the Board has recommended that the shareholders of the Corporation approve the change in the Corporation's name from Global Fashion Technologies, Inc. to Eco Tek 360, Inc.;

NOW, THEREFORE, IT IS HEREBY RESOLVED that the Corporation's articles of incorporation are hereby amended to change the name of the Corporation to Eco Tek 360, Inc. (the "Name Change") effective January 10, 2017; and it is further

RESOLVED, that the Officers of the Corporation be, and each of them hereby is, authorized and empowered to prepare, execute and file, or cause to be prepared, executed and filed, all reports, schedules, statements, documents and information required to be filed with the State of Nevada in connection with the Name Change, and it is further

RESOLVED, that the Officers of the Corporation be, and each of them hereby is, authorized and empowered to prepare, execute and file, or cause to be prepared, executed and filed, all reports, schedules, statements, documents and information required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder in connection with the Name Change, including, without limitation, reports relating to certain current events on Form 8-K; and it is further

RESOLVED, that the Officers of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take, or cause to be taken, all action required by FINRA in connection with the Name Change, including, without limitation, the preparation, execution and filing of all necessary notifications, applications, documents, forms and agreements with FINRA and the payment by the Corporation of filing, listing or application fees; and it is further

RESOLVED, that the Officers of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take, or cause to be taken, all action required by FINRA in order to change the the Corporation's trading symbol to any symbol that the Officers of the Corporation believe is appropriate based upon the Name Change; and it is further

RESOLVED, that each of the Officers of the Corporation be, and each of them hereby is, authorized and empowered to take all such further action and to execute, deliver and file all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary,

to pay or cause to be paid all expenses; to take all such other actions as they or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and it is further

RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the Secretary of the Corporation be, and hereby is, authorized in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officer may deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions and that thereupon, such resolutions shall be deemed adopted as and for the resolutions of the Board as if set forth at length herein; and it is further

RESOLVED, that any and all prior actions of the Officers of the Corporation in connection with changing the name of the Corporation from Global Fashion Technologies, Inc. to [illegible], Inc. be, and they hereby are, ratified, confirmed, adopted and approved; and it is further

RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Officers of the Corporation to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

The undersigned, Omar Barrientos, certifies that he is the duly elected Secretary of this Corporation, and that the above is a true and correct copy of the resolutions that was duly adopted by the written consent of the stockholders holding the majority of the voting power, pursuant to Nevada Revised Statutes [illegible] and the Bylaws of the Corporation and that said resolutions will be in full force and effect on January 10, 2017 without modification or rescission.

Dated: 1-4-17

OMAR BARRIENTOS
Secretary

I, Christopher E. Giordano, currently own 200,000 shares of Series B Preferred stock of the Corporation which corresponds to 2,000,000,000 voting shares (10,000 votes per share) as per the [illegible], and I consent to the resolutions set forth above. In addition, I hereby waive any notice required by the laws of Nevada or by the Articles of Incorporation or Bylaws of this Corporation of a meeting with regard to these resolutions, and I consent to the actions set forth in the resolutions above.

CHRISTOPHER E. GIORDANO

STATE OF IOWA
COUNTY OF STORY CO. :

I hereby certify that on this 4th day of January, 2017, before me personally appeared OMAR BARRIENTOS who satisfactorily identified himself and acknowledged under oath that he is named in and personally signed the attached resolution of Global Fashion Technologies, Inc. changing its name to Eco Tek 360, Inc. dated 1/4/17

Katie [illegible]
Notary Public

My commission expires 7-18-17

[illegible]

STATE OF New York :
COUNTY OF Montgomery :

I hereby certify that on the 5th day of January, 2017, before me personally appeared CHRISTOPHER H. GIORDANO who satisfactorily identified himself and acknowledged under oath that he is named in and personally signed the attached resolution of Global Fashion Technologies, Inc. changing its name to Eco Tek 360, Inc. dated 1-4-17

[illegible]
Notary Public

My commission expires [illegible]

[illegible]
[illegible]
[illegible]